UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2010

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3070 Southport Road, Spartanburg, SC		29302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

     On March 23, 2010, the Board of Directors (the “Board”) of Exopack Holding Corp. (the “Company”) approved a general Management Incentive Program (the “MIP”) to enable the Company to attract, retain, motivate and reward officers and key employees of the Company by providing them with the opportunity to earn competitive incentive compensation directly linked to the achievement of Company business objectives with respect to performance periods that may be designated by the Board. The officers that may be eligible to participate in the MIP for any designated performance period include the Company’s currently-employed “named executive officers” that are set forth in the Summary Compensation Table in the Company’s most recent Annual Report on Form 10-K (the “Named Executive Officers”).

     With respect to each performance period designated under the MIP, the Board will establish the performance goals that must be satisfied by the Company or any subsidiary, division, segment or other unit of the Company (“Business Unit”) during such performance period as a condition to the payment or accrual of a cash bonus for each participant based on performance in such performance period. The performance goals for each performance period will be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit, with individual weightings as approved by the Board: EBITDA, Adjusted EBITDA, operating income, revenues, bookings, operating expenses and fixed cost reductions. With respect to each performance period, the Board will establish or approve the amounts, or the formula for determining the amounts, of cash bonuses to be paid based upon achievement of the applicable performance goals. For each performance period, the Board will establish or approve the timing of payment and any other conditions to payment of cash bonuses earned under the MIP.

     The MIP also includes a bonus recoupment policy providing that (i) if any of the financial or operating results of the Company are restated or otherwise adjusted (whether materially or immaterially) and (ii) after taking any such restatement or adjustment into account, the amount of any bonus award paid to any current or former employee within the preceding three years would have been reduced, then the Company may require such current or former employee to return to the Company all or any portion of the bonus award in excess of the amount which would have been paid after taking into account such restatement or adjustment. The Board has broad discretion to determine whether and to what extent to require any current or former employee to return any bonus awards under the bonus recoupment policy. The bonus recoupment policy set forth in the MIP applies to any bonus award made to any current or former employee under any cash bonus plan or management incentive program of the Company at any time in the preceding three years.

     A copy of the MIP is attached to this Current Report on Form 8-K as Exhibit 10.19, and is incorporated herein by reference. The foregoing is only a summary of the terms set forth in the MIP and such description is qualified in its entirety by reference to the exhibit.

     The Company intends to provide additional information regarding compensation of the Named Executive Officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Item 9.01. Financial Statements and Exhibits.

         (d) Exhibits.

The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: March 25, 2010	By: /s/ Jack Knott
Name: Jack Knott
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.19	Exopack Holding Corp. Management Incentive Program adopted March 23, 2010